UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2004

MICROS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-09993 (Commission File Number)	52-1101488 (IRS Employer Identification No.)

7031 Columbia Gateway Drive, Columbia, Maryland (Address of principal executive offices)	21046-2289 (ZIP Code)

Registrant’s telephone number, including area code: 443-285-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

        On November 19, 2004, the Company’s Board of Directors (A.L. Giannopoulos and Louis M. Brown, Jr. abstaining) authorized the establishment of a Supplemental Executive Retirement Plan, to provide certain designated officers and executives of the Company with retirement benefits upon retirement. Under the terms of the plan, participants who are vested in the plan will receive an annual benefit for a period of nine years upon retirement on or after age 62. The payment amount is determined based on the participant’s age at retirement and the base salary received by the participant during the 12 months immediately preceding his or her retirement. The foregoing description is qualified in its entirety by reference to the provisions of the plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Section 8 — Other Events

Item 8.01 Other Events.

        On November 23, 2004, the Company announced a plan to repurchase up to one million shares of its common stock on the open market. A copy of the press release is attached as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROS Systems, Inc.

By: /s/ Gary C. Kaufman Name: Gary C. Kaufman Title: Executive Vice-President, Finance and Administration, and Chief Financial Officer

Date: November 23, 2004

EXHIBIT INDEX:

10.1 — Supplemental Executive Retirement Plan
99.1 — Press Release